SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant : ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12

AngioDynamics, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

This amended proxy material is being filed solely for the purpose of correcting the proxy card for the 2004 annual meeting of stockholders of AngioDynamics, Inc. (the “Company”). The proxy card filed with the Company’s definitive proxy statement on September 27, 2004, inadvertently listed Proposal 2 (to approve the AngioDynamics, Inc. Employee Stock Purchase Plan) and Proposal 3 (to ratify the appointment of Grant Thornton LLP as independent auditor for the fiscal year ending May 28, 2004) in the incorrect order. The correct proxy card and an explanatory letter to stockholders, which are being filed herewith, are being mailed on or about September 30, 2004 to the Company’s stockholders of record for the meeting. No other changes have been made to the proxy materials filed on September 27, 2004.

Dear Stockholder:

On or about September 27, 2004, we mailed a Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy to our stockholders of record on September 23, 2004, regarding our upcoming Annual Meeting of Stockholders to be held on October 18, 2004. It has come to our attention that due to an administrative error you received a form of proxy (white) listing Proposal 2 (to approve the AngioDynamics Employee Stock Purchase Plan) and Proposal 3 (to ratify the appointment of Grant Thornton LLP as independent auditor for the fiscal year ending May 28, 2005) in the incorrect order. To correct this oversight, we have enclosed a new form of proxy (blue) for your execution that supersedes and replaces the one previously delivered to you. We would ask, however, that you continue to refer to the previously delivered Proxy Statement regarding matters to be voted upon at the meeting.

PLEASE NOTE THAT THE FORM OF PROXY (WHITE) PREVIOUSLY DELIVERED WITH YOUR PROXY MATERIALS IS NOW INVALID FOR THE ANNUAL MEETING OF STOCKHOLDERS AND WILL BE DISREGARDED. PLEASE EXECUTE AND RETURN THE NEW FORM OF PROXY (BLUE) ENCLOSED WITH THIS LETTER.

The Annual Meeting of Stockholders will be held at 9:00 p.m., local time, on Monday, October 18, 2004, at the Logan Airport Hilton, Boston, Massachusetts. Whether or not you can be present at the meeting in person, please promptly vote your shares by marking, signing, dating and mailing the enclosed proxy card in the postage-paid envelope to ensure that your vote is counted.

Sincerely,

Joseph G. Gerardi
Vice President and Chief Financial Officer

AngioDynamics, Inc.

Proxy for the Annual Meeting of Stockholders

to be held on October 18, 2004

This Proxy is solicited on behalf of the Board of Directors of AngioDynamics, Inc. for the 2004 Annual Meeting of Stockholders to be held on October 18, 2004. The 2004 Annual Meeting of Stockholders will be held at the Logan Airport Hilton, Boston, Massachusetts, on Tuesday, October 18, 2004, at 9:00 a.m., local time.

The undersigned, a holder of common stock of AngioDynamics, Inc., hereby appoints Eamonn P. Hobbs and Joseph G. Gerardi, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the 2004 Annual Meeting of Stockholders, and at any adjournment or postponement thereof, in all matters indicated on the reverse side hereof, and with discretionary authority to vote as to any other matters that may properly come before such meeting.

IMPORTANT—This Proxy is continued on the reverse side.

Please sign and date on the reverse side and return today.

DETACH PROXY CARD HERE

This Proxy, when properly signed, will be voted in the manner directed. If no direction is given, this Proxy will be voted FOR Proposal 1, Proposal 2 and Proposal 3.

1.	To elect Jeffrey G. Gold, Paul S. Echenberg and Dennis S. Meteny as Class I directors of the Company, each for a term of three years (Proposal 1).

For All	☐

Withhold Authority For All	☐

For all nominees, except withheld from the following nominee(s) only: (Write the name(s) of such nominee(s) in the space provided below)	☐

2.	To approve the AngioDynamics, Inc. Employee Stock Purchase Plan (Proposal 2).

For	☐	Against	☐	Abstain	☐

3.	To ratify the appointment of Grant Thornton LLP as the independent auditor of AngioDynamics, Inc. for the fiscal year ending May 28, 2005 (Proposal 3).

For	☐	Against	☐	Abstain	☐

Please mark, date and sign exactly as name appears hereon. Joint owners should each sign. When signing as an executor, corporate officer or in any other representative capacity, please give full title as such.

Dated: , 2004

SIGNATURE(S)